SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 27, 2005
OmniVision Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-29939	77-0401990

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1341 Orleans Drive
Sunnyvale, California 94089-1136

(Address of principal executive offices)
(408) 542-3000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01 Other Events.
SIGNATURE

Section 8 — Other Events
Item 8.01 Other Events.
          OmniVision Technologies, Inc. (“the Company”) is filing this Current Report on Form 8-K (the “Form 8-K”) to address the Company’s statements and disclosures relating to sales of previously reserved inventory. The disclosures provided in this Current Report on Form 8-K do not change the Company’s previously reported financial statements, including the Company’s statements of operations and balance sheets, for the applicable fiscal periods.
          Prior to the second quarter of fiscal 2005, the Company’s disclosures relating to sales of previously reserved inventory referred solely to sales of inventory that was reserved by the Company in the third quarter of fiscal 2001 (the quarter ended January 31, 2001), due to a significant imbalance in the PC camera market that resulted in the Company’s inventory of certain products being significantly in excess of the Company’s forecasted demand for such products. The Company took an $18.1 million charge related to such inventory in the third quarter of fiscal 2001. The Company was subsequently able to sell some of this reserved inventory for a variety of reasons, including the development of new markets for the products that were unexpected by the Company at the time it took the $18.1 million charge. However, prior to the time the Company filed its quarterly report for its second quarter of fiscal 2005, the quarterly sales of the inventory written-off in the third quarter of fiscal 2001 had decreased to the point that the total amount sold in a given quarter was deemed not material to an investor’s understanding of the Company’s operating results. The following table shows the sales of the inventory previously reserved in the third quarter of fiscal 2001 for each quarter of fiscal 2005, for fiscal 2005 in total, and for the first quarter of fiscal 2006.

	Fiscal 2005					Fiscal 2006
	(in millions)					(in millions)
					Fiscal	Three
					Year	Months
	Three Months Ended				Ended	Ended
	July 31,	October 31,	January 31,	April 30,	April 30,	July 31,
	2004	2004	2005	2005	2005	2005
Sales of inventory previously
reserved in fiscal 2001	$0.2	$0.3	$0.0	$0.1	$0.6	$0.4
          As of July 31, 2005, the remaining balance of the inventory previously reserved in the third quarter of fiscal 2001 was $2.5 million.
          In connection with its quarterly report for the second quarter of fiscal 2005, the Company reassessed how it was reporting sales of previously reserved inventory given that reporting sales of inventory reserved pursuant to the $18.1 million charge from the third quarter of fiscal 2001 was no longer deemed material to understanding the Company’s operating results. Beginning with its second quarter of fiscal 2005, the Company’s statements in its quarterly reports regarding sales of previously reserved inventory did not refer solely to sales of the inventory reserved in the third quarter of fiscal 2001. In an effort to provide more meaningful information to its investors, the Company began including information in its quarterly reports regarding certain sales of more recently reserved inventory. As noted in the Company’s periodic reports, the Company regularly monitors inventory quantities on hand and records a provision for inventory the Company believes is at risk of becoming excess or obsolete based primarily on historical usage rates and the Company’s forecast of future demand for its products. The Company will generally provide a reserve for the costs of its inventories in excess of its forecast for the applicable period. Beginning in fiscal 2004 and continuing into fiscal 2005, the Company made a number of judgments about its ability to sell its reserved inventory of older products in light of the introduction of its OmniPixel technology in the second quarter of fiscal 2005. The Company’s OmniPixel technology represented a global redesign featuring a new pixel architecture, a new circuit design, new embedded algorithms, new materials and new process technology. The Company took inventory reserve charges beginning in fiscal 2004 and continuing into fiscal 2005 based on its estimates of its ability to sell its pre-OmniPixel products. Historically, the Company has from time-to-time sold its previously reserved inventory.
          As a result of questions arising from prior statements made by the Company relating to sales of previously reserved inventory, the Company has decided to provide the following expanded information regarding sales of previously reserved inventory for each quarter of fiscal 2005, for fiscal 2005 in total, and for the first quarter of fiscal 2006:
•	the aggregate amount of sales of previously reserved inventory for all of the Company’s products during the period covered by the filing; and

•	the amount of new inventory reserves booked for possible excess or obsolete inventory for all of the Company’s products during the period covered by the filing.

	Fiscal 2005					Fiscal 2006
	(in millions)					(in millions)
					Fiscal	Three
					Year	Months
	Three Months Ended				Ended	Ended
	July 31,	October 31,	January 31,	April 30,	April 30,	July 31,
	2004	2004	2005	2005	2005	2005
Sales of previously reserved inventory	$0.4	$5.5	$3.5	$3.6	$13.0	$5.9

New inventory reserves (booked) for possible excess or obsolete inventory	$(3.4)	$(4.7)	$(2.4)	$(0.2)	$(10.7)	$(1.8)
          The Company believes that both the sales of previously reserved inventory and the amount of new inventory reserves booked for possible excess or obsolete inventory during a reporting period are potentially relevant to an investor’s understanding of the Company’s gross margins.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniVision Technologies, Inc.
Dated: September 27, 2005	By:	/s/ PETER V. LEIGH
Peter V. Leigh
Vice President of Finance and Chief Financial Officer